                                                                 EXHIBIT 3.34.03

                                                       ENDORSED
                                                         FILED
                                         in the office of the Secretary of State
                                                of the State of California

                                                       JAN 15 1987

                                            MARCH FONG EU, Secretary of State

                            CERTIFICATE OF AMENDMENT
                                       OF
                           ARTICLES OF INCORPORATION
                                       OF
                     JOHN BROWN SCHOOLS OF CALIFORNIA, INC.
                            a California corporation

     Edward G. Atsinger III and Eric H. Halvorson certify that:

     1. They are the duly elected and acting President and Secretary, respectively, of said corporation.

     2. The Articles of Incorporation of said corporation shall be amended by revising Article 1 to read as follows: The name of this corporation is Salem Media of California, Inc.

     3. The foregoing amendment has been approved by the Board of Directors of said corporation.

     4. The foregoing amendment was approved by the required vote of the shareholders of said corporation in accordance with Section 902 of the California General Corporation Law; the total number of outstanding shares of each class entitled to vote with respect to the foregoing amendment was one (1) common share; and the number of shares voted in favor of the foregoing amendment exceed the vote required, such required vote being a majority of the outstanding shares of Common Stock.

     IN WITNESS WHEREOF, the undersigned have executed this Certificate on January 6, 1987.
                              Edward G. Atsinger III
                              ----------------------------------------------
                              Edward G. Atsinger III, President

                              Eric H. Halvorson
                              ----------------------------------------------
                              Eric H. Halvorson, Secretary

     Each of the undersigned declares under penalty of perjury that the statements in the above Certificate are true of his own knowledge and that this Declaration was executed on January 6, 1987, at Camarillo, California.

                              Edward G. Atsinger III
                              ----------------------------------------------
                              Edward G. Atsinger III

                              Eric H. Halvorson
                              ----------------------------------------------
                              Eric H. Halvorson